Exhibit 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

SMX (Security Matters) PLC and Security Matters PTY Ltd.

Senior Promissory Note

due December 31, 2024

Dated: September 4, 2024	USD 500,000

For value received, SMX (Security Matters) PLC (“SMX” or the “Maker”), an Irish Corporation number 722009 and Security Matters PTY Ltd. (“SML” or the “Obligor”) a private wholly-owned subsidiary of SMX, incorporated under the laws of Australia, with corporate number ACN 626 192 998, (collectively the “Makers”), hereby promise to pay to the order of PMB Partners LP (together with its successors and assigns, “PMB” or the “Holder”), in accordance with the terms hereinafter provided, the, principal amount of USD 500,000 (Five Hundred Thousand and no/100 USD), together with interest thereon.

All payments under or pursuant to this Senior Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address the Holder may designate from time to time in writing to the Makers or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December 31, 2024 (the “Maturity Date”), or at such earlier time as provided herein.

ARTICLE I

1.1 Definitions. As used in this Senior Secured Promissory Note, the following terms shall have the respective definitions set forth in this Section 1.1.

“Exchange Agreement” is defined in Section 1.2.

“Business Day” shall mean any day other than a Saturday, Sunday or a public holiday under the laws of the State of New York.

“Change in Control” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Maker, with or into any other corporation or other entity or person (whether or not the Maker is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 50% or more of the SMX’s Ordinary Shares), (ii) any person (as defined in Section 13(d), or similar securities laws of the applicable jurisdictions, of the Securities Exchange Act of 1934, as amended), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company’s Board of Directors immediately prior to such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis; provided, however, that it shall not be deemed a Change in Control if any of clauses (i) – (iv) are triggered as a result of the sale for cash of Maker’s securities for the purposes of raising capital or the conversion or exercise of any outstanding convertible securities of Maker that are or were issued for purposes of raising capital..

“Definitive Agreements” means the Subscription Agreement, the New Note and the Convertible Note, and the Share Exchange Agreement, as defined in the Letter of Intent.

“Events of Default” is defined in Section 4.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” is defined in the Preamble.

“IFRS” means the International Financial Reporting Standards as promulgated as of the applicable date by the International Accounting Standards Board.

“Letter of Intent” means the Letter of Intent executed between PMB and SMX on July 10, 2024.

“Maker” is defined in the Preamble.

“Maturity Date” is defined in the Preamble.

“Note” is defined in the Preamble.

“Ordinary Shares” means the ordinary shares of the Company, with a nominal value of US$0.165 per share, and any securities into which such ordinary shares may hereafter be reclassified.

“Restricted Payments” is defined in Section 3.1(b).

1.2 Note Exchange Agreement. This Note has been executed and delivered pursuant to the Note Exchange Agreement, dated as at September 4, 2024 (as the same may be amended from time to time, the “Exchange Agreement”), by and among the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Exchange Agreement (in the case of any contradiction between this Note and the Exchange Agreement, this Note shall govern).

1.3 Interest. Interest on the outstanding principal amount of this Note shall be a simple interest of 15% per annum, payable on the Maturity Date. Notwithstanding the previous sentence, in the case of an Event of Default the Interest shall be increased to 20% per annum, as of such event.

1.4 Payment of Principal. All outstanding principal under this Note shall be repaid on the earlier of:

(a) Maturity Date; or

(b) Upon the occurrence of a Change in Control of the Maker.

(c) In the event that the principal or any part thereof is not repaid together with the interest due on the due date for payment as set out above, the Holder shall, without notice or demand, be entitled to exercise its rights under and in accordance with this Note and the applicable law.

1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York (each day other than any such day, a “Business Day”), such payment may be due on the next succeeding Business Day and such next succeeding Business Day shall be included in the calculation of the amount of accrued interest payable on such date.

1.6 Manner of Payment. Payments in respect of this Note shall be made by wire transfer of immediately available funds to the account designated by Holder from time to time.

1.7 Transfer. This Note may not be transferred or sold.

1.8 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Makers shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Intentionally Omitted.

1.10 Senior Status of Note. The obligations of the Maker under the Note shall be pari passu to all other senior indebtedness of the Maker and senior to all subordinated indebtedness of the Maker, in all cases outstanding as of the date of the execution of this Note. Upon any Event of Default, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any indebtedness of the Maker junior to the Note, an amount equal to the principal amount plus all accrued and unpaid interest thereon and any and all other amounts due hereunder.

1.11 Payment Guarantee. SMX and SML (collectively, the “Responsible Entities”) shall jointly, severally, absolutely, unconditionally and irrevocably guarantee for the benefit of the Holder, at any time and from time to time, full payment (including any related interest and taxes thereunder) of all amounts that any of the Responsible Entities is or shall become obligated to pay, or be responsible or liable for, in accordance with the terms and conditions under this Note, in favor of the Holder, including any and all amounts arising from the failure of any Responsible Entity to carry out or satisfy any representation, warranty, covenant or obligation under this Note, or any Liability by reason of any of the above not being or ceasing to be valid, legal or enforceable as aforesaid on any grounds whether known or unknown to the Holder (including all reasonable legal and other costs and expenses incurred by the Holder in connection with enforcing, or attempting to enforce, its rights under this Note (the “Guaranteed Obligations”); provided, however, that in no event shall the Holder be able to obtain duplicative payment or recovery for the same claim from Responsible Entities.

1.11.1 This guarantee is a guaranty of payment and not of collection. If any Responsible Entity fails to timely pay any Guaranteed Obligation, in whole or in part, pursuant to the terms and conditions under this Note, then the other Responsible Entity shall, within thirty (30) Business Days of receipt of a Valid Demand by the Holder, make the payment for any such Guaranteed Obligations, or otherwise cause the same to be paid, whether or not the Holder has attempted to enforce any rights against the Responsible Entities or any other Person. All payments shall be made by wire transfer of immediately available funds to the account provided by the Holder for such purpose in the Valid Demand.

1.11.2 Principal Debtors. The obligations and liabilities of the Responsible Entities with regards to the Guaranteed Obligations under Section 1.11.1 will be primary, direct, independent and immediate obligations and shall in no way be affected, limited, reduced, impaired, modified, released or terminated, and may be enforced against the Responsible Entities irrespective of:

(a) any present or future guarantee, indemnity, mortgage, charge or other security or right or remedy held by or available to the Holder being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Holder from time to time dealing with, varying, realizing, releasing or failing to perfect or enforce any of the same;

(b) any voluntary or involuntary change, restructuring or termination of the corporate structure or existence of, or the bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or similar proceeding involving the Maker and/or the Obligor;

(c) any change in the organizational documents of any Responsible Entity; or

(d) any other event or circumstance (with or without notice to or knowledge of the Maker or the Obligor) which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, whether similar or dissimilar to any of the foregoing.

1.11.3 Additional Obligations. As an original and independent obligation, if this Note or any provision hereof, or any representation, warranty, covenant, obligation or liability of the Maker under this Note, is not, or ceases to be, legal, valid, or enforceable on any ground whatsoever (whether or not known to the Holder), including, but not limited to, any defect in or want of powers of any Responsible Entity or irregular exercise thereof or lack of authority by any person apparently authorized to act on behalf of the Responsible Entities, or any legal or other limitation, disability or incapacity affecting directly or indirectly, any Responsible Entity, or this Note, or any such representation, warranty, covenant, obligation or liability thereunder expressed to be assumed or owed by any Responsible Entity, being or becoming void, voidable, unenforceable, invalid, rescinded, declared fraudulent, set aside or ineffective against such Responsible Entity, the other Responsible Entities, to the extent practicable, shall nevertheless be liable in respect of that purported representation, warranty, covenant, obligation or liability as if the same were fully legal, valid and enforceable subject to the terms of this Section 1.11.

1.11.4 Valid Demand. The Responsible Entities shall only be liable to pay under this Section 1.11 if they receive from the Holder a demand in writing accompanied with an statement setting out with reasonable detail to the extent information is available the payment obligation which the Maker has defaulted under this Note and a good faith calculation of the amount owing by such Responsible Entity and under demand, and delivered or sent pursuant to Section 4.1 (a “Valid Demand”); provided that such information may be updated or adjusted by the Holder from time to time.

Article 2

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note: any default in the payment of (1) the principal amount hereunder when due and payable; (2) interest on, or liquidated damages in respect of, this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); (3) SMX’s dissolution or termination of existence, or discontinuance of a material portion of such entity’s business operations; (4) the appointment of a receiver for any material part or all of the property of such entity; (5) an assignment for the benefit of creditors by the Maker; (6) the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker, which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more; and (7) material breach of any covenants in this Note that are not cured within thirty (30) days.

2.2 Remedies Upon an Event of Default. Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within three (3) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law or in equity.

Article 3

3.1 Covenants. For so long as any Note is outstanding:

(a) Restricted Payments. The Maker shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock or equivalent interest (or any right or option to purchase any of the foregoing), whether in cash or property or obligations of the Maker (collectively, “Restricted Payments”).

(b) Notice of Negotiations. Subject to applicable law, rules, and regulations and the Holder entering into a confidentiality agreement in form and substance agreeable to Maker, the Maker shall give the Holder prompt written notice upon entering into any negotiations related to a transaction that is reasonably likely to result in a Change of Control. Without limiting the generality of the foregoing, but subject to applicable law, rules and regulations and the Holder entering into a confidentiality agreement in form and substance agreeable to Maker, the Maker shall give the Holder written notice of its intent to enter into an agreement that would result in a Change of Control no later than ten days prior to the execution of any such agreement.

(c) Legal Fees. The Maker shall indemnify and hold harmless the Holder for up to US$35,000 of adverse tax consequences incurred by the Holder resulting from the negotiation, execution and completion of this Note and the other Definitive Agreements, and acknowledges and agrees that it shall pay upon demand all costs and charges incurred by or on behalf of the Holder in respect of any enforcement of the Note, as may be required by the Holder from time to time. Holder shall add it to, so that any and all of such amount become part of the principal amount owed under the Note as if it had been advanced by the Holder to the Makers hereunder.

Article 4

4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number set forth below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or by electronic transmission when sent by sender or on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to Makers:

Mespil Business Centre, Mespil House,

Sussex Road, Dublin 4, Ireland, D04 T4A6

Attention: Haggai Alon

Email: haggai@securitymattersltd.com

With a copy to (which shall not constitute notice):

Afik & Co.

103 Hahashmonaim Street

Tel Aviv, Israel

Attention: Doron Afik

Email: doron@afiklaw.com

If to Holder:

PMB Partners LP

22 Adelaide Street West

Toronto, Ontario M5H4E3, Canada

Attention: Alberto Morales

Email: amorales@centriumx.com

With a copy to (which shall not constitute notice):

Melissa Terui mterui@centriumx.com

and

Miriam Diaz de Leon

mdiaz@centriumx.com

4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note and all costs and expenses incurred during any workout, restructuring or negotiations in respect of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

4.6 Binding Effect. The obligations of the Maker, the Obligor and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

4.7 Amendments. No provision of this Note may be modified or amended other than by a written instrument signed by the Maker, the Obligor and the Holder.

4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws (it being understood and agreed that Holder shall be permitted to transfer this Note to any affiliate thereof in its sole discretion). This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

4.9 Successors and Assigns. The provisions of this Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Maker may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Holder (and any attempted assignment or transfer by the Maker without such consent shall be null and void) and (ii) the Holder may not assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Maker (and any attempted assignment or transfer by the Holder without such consent shall be null and void); provided that the Holder may assign or otherwise transfer its rights or obligations hereunder in its sole discretion without the prior written consent of the Maker in the case of any assignment or transfer to an affiliate of the Holder.

4.10 Consent to Jurisdiction. Each of the Maker, the Obligor, and the Holder (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the city of New York, State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker, the Obligor, and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.10 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker, the Obligor, and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party

4.11 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.12 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.13 Maker Waivers, Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.14 Definitive Agreement. This Note is the “New Note” and is a “Definitive Agreement” as defined in and contemplated by The Letter of Intent.

4.15 Entire Agreement. This Note and the other agreements, documents and instruments referred to herein or contemplated hereby embodies the entire agreement and understanding of the Holder and Maker with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement. To the extent of any inconsistency between this Note and the description and terms of the New Note in the Letter of Intent, this Note shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the date first above written.

SMX (Security Matters) PLC

By:	/s/ Haggai Alon
Name:
Title:

Security Matters PTY Ltd.

By:	/s/ Haggai Alon
Name:
Title:

PMB Partners LP

By:	/s/ Alberto Morales
Name:	Alberto Morales
Title:	Authorized Signatory

Exhibit A

WIRE INSTRUCTIONS FOR PAYMENT OF NOTE TO HOLDER

Payee: PMB Partners, LP

Bank: Scotiabank

Address: 40 King Street West, 1st Mezzanine South, Toronto, Ontario, M5W 2X6

Bank No.: 002

Account No.: 38836 00734 15

Account Name: U.S. Dollar Business Account